UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2009

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 916-355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2009, the Board of Directors (the “Board”) of GenCorp Inc. (the “Company”), upon the recommendation and approval of the Organization & Compensation Committee, established the performance objectives and other terms of the Company’s 2009 Long-Term Incentive Program (the “2009 LTIP”) for executive officers and other eligible employees of the Company.  The 2009 LTIP has a three year performance period with the potential for annual payouts based on meeting revenue growth and pre-tax earnings targets.

Also on August 24, 2009, the Board awarded the following stock options grants and restricted stock awards under the 2009 LTIP to certain named executive officers of the Company:

Executive Officer	Title	Stock Options	Restricted Stock
Kathleen E. Redd	Vice President, Chief Financial Officer and Secretary	35,000	30,000

Chris W. Conley	Vice President, Environmental Health & Safety	7,500	7,500

The stock option grants and restricted stock awards will be made pursuant to the Company's 1999 Equity and Performance Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.

By:	/s/ Kathleen E. Redd
Name:	Kathleen E. Redd
Title:	Vice President, Chief Financial Officer and Secretary

Dated: August 26, 2009